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              [Letterhead Proskauer Rose Goetz & Mendelsohn LLP]

                                                                      Exhibit 5
                                                April 27, 1995
Anthony Industries, Inc.
4900 South Eastern Avenue
Los Angeles, California 90040

                           Anthony Industries, Inc.
                      Registration Statement on Form S-3
                            (filed April 27, 1995)
                         -----------------------------

Ladies and Gentlemen:

     We have acted as counsel to Anthony Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of up to 4,600,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to your satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the underwriting agreement as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
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Anthony Industries, Inc.
April 27, 1995
Page 2

     Our opinion expressed above is limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

     Richard L. Goldberg, Esq., a partner of our firm, is a director of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        PROSKAUER ROSE GOETZ & MENDELSOHN LLP

                                        By: /s/ Robert A. Cantone
                                           -----------------------------------
                                           Robert A. Cantone,
                                           a member of the firm